UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report: July 20, 2016
(date of earliest event reported)

GENERAL GROWTH PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-34948	27-2963337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

110 N. Wacker Drive, Chicago, Illinois 60606
(Address of principal executive offices) (Zip code)

(312) 960-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 14, 2016, Paul Pezzoli (the “Plaintiff”), a stockholder of General Growth Properties, Inc., a Delaware corporation (the “Company” or “we”), filed a putative class action complaint (the “Action”) in the Delaware Court of Chancery (the “Court”) against our Board of Directors, alleging that provisions in the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws that allowed the removal of directors “only for cause” violated Section 141(k) of the Delaware General Corporation Law and gave rise to claims for breach of fiduciary duty.
Following the actions taken by our Board on July 20, 2016 that we reported in Form 8-K on July 21, 2016, counsel for Plaintiff agreed to seek the Court’s dismissal of the Action as moot. Counsel for Plaintiff also sought an award of attorneys’ fees and expenses from the Court. To avoid any risk, distraction and expense associated with litigating the attorneys’ fees and expense award, the Company agreed to resolve the matter for a payment to Plaintiff’s counsel in the amount of $37,500, which the Company shall pay directly. This amount will be paid by the Company and has not been approved by the Court.
On January 2, 2017, the Court entered an order dismissing the Action with prejudice as to the Plaintiff and without prejudice as to all other members of the putative class.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.

	By:	/s/ Marvin J. Levine
Date: January 6, 2017		Marvin J. Levine
Executive Vice President and Chief Legal Officer